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                                                                    Exhibit 23.1
                                                                    ------------



                   Report and Consent of Independent Auditors



To the Board of Directors and Shareholders of TranSwitch Corporation:

The audits referred to in our report dated January 18, 2001 included the related financial statement schedule for each of the years in the three-year period ended December 31, 2000, included in the TranSwitch Corporation 2000 Annual Report on Form 10-K. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We consent to the use of our reports included herein and incorporated by reference in the Registration Statements of TranSwitch Corporation on Form S-3 (Nos. 333-56740,333-49980, 333-44040, 333-38318, 333-69005, 333-54368 and 333-
40897) and Form S-8 (Nos. 333-44032, 333-83187 and 333-94324) relating to the consolidated balance sheets of TranSwitch Corporation and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows and related financial statement schedule for each of the years in the three-year period ended December 31, 2000, which reports appear in the TranSwitch Corporation 2000 Annual Report on Form 10-K.


/s/ KPMG LLP


Stamford, Connecticut
March 30, 2001